UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 9, 2018
TEAM, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 331-6154
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K of Team, Inc. (the “Company”) filed on July 9, 2018 (the “Original Filing”) to include the applicable disclosures under Item 5.02 and to file an additional exhibit. The Amendment does not otherwise amend or change any other disclosure contained in the Original Filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 9, 2018, the Company announced that Mr. Grant D. Roscoe has been appointed as President, Operations of the Company.

Mr. Roscoe, age 48, most recently served as Global Vice President of Testing & Subsea for Halliburton. Over his 24-year career in the oil and gas industry, Mr. Roscoe held a number of leadership roles at Halliburton, including Senior Global Integration Manager, Senior Regional Manager Completions—North America, and Global Strategic Business Manager. Earlier in his Halliburton career, he held field operations, engineering and technology positions around the world, including North America and Asia. Before joining Halliburton in 2001, he held various roles at Expro Group and Global Marine. Mr. Roscoe holds a B.S. in Mechanical Engineering from Durban University of Technology and received Business Leadership Development and Leadership Excellence certifications from Texas A&M University’s Mays Business School.

In connection with his appointment as President, Operations, the Company and Mr. Roscoe entered into an offer letter, the material terms of which are as follows:

Base Salary:	$380,000
Annual Bonus:	Target of 60% of base salary; maximum opportunity of 120% of base salary
2018 Annual Equity Award:
2018 long-term incentive opportunity of $350,000, consisting of (i) performance stock units with a grant date fair value of $210,000, with performance metrics measured over a 2-year performance period, and (ii) time-based restricted stock units with a grant date fair value of $140,000, which will vest ratably over a 4-year period

Severance Benefits:	Mr. Roscoe will be eligible to participate in the Company’s severance policy (which includes customary non-compete and release requirements), as in effect from time to time.
Start date:	July 13, 2018

The foregoing description of the offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter filed herewith as Exhibit 10.1.

No family relationships exist between Mr. Roscoe and any of the Company’s other directors or executive officers. There are no arrangements between Mr. Roscoe and any other person pursuant to which Mr. Roscoe was appointed as President, Operations of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Roscoe has a material interest subject to disclosure under Item 404(a) of Regulation S‑K.

The press release that included the announcement of Mr. Roscoe’s appointment was issued on July 9, 2018 and was attached as Exhibit 99.1 to the Original Filing.

Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit Number	Description
10.1*	Offer Letter, dated July 1, 2018, between TEAM, Inc. and Grant Roscoe.
99.1**	Team, Inc.’s Press Release issued July 9, 2018.
* Filed herewith.
**Furnished in the Original Filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.
By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President, Chief Legal Officer and Secretary
Dated: July 11, 2018